Sam Samad Executive Vice President and Chief Financial Officer Long-term Financial Outlook Investor Day 2025 Quest Diagnostics

2 INVESTOR DAY 2025 Quest Diagnostics Safe harbor disclosure The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the "Business," "Risk Factors," "Cautionary Factors that May Affect Future Results," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those reports. In the following presentations, references to adjusted EPS refer to adjusted diluted EPS. Any references to operating margin(s) refer to adjusted operating income as a percentage of net revenues. Any references to free cash flow refer to cash flow from operations less capital expenditures. Adjusted EPS, operating margin and free cash flow are non-GAAP financial measures. Please see the explanation of these non-GAAP measures, including the comparable GAAP measure, at the end this presentation and on Investor Relations page on our website.

3 INVESTOR DAY 2025 Quest Diagnostics Key highlights We have a consistent track record of generating profitable growth over the long term We have balanced capital deployment priorities with an expectation to return the majority of FCF to shareholders We expect to drive operating margin expansion beyond 2024 through revenue growth and our operational strategy Long-term outlook beyond 2025: 4% - 5% revenue CAGR and 7% - 9% adjusted EPS CAGR Long-term outlook contemplates investments in Project Nova to modernize our entire order-to-cash process

4 INVESTOR DAY 2025 Quest Diagnostics We have had a consistent track record of generating profitable growth over the long term Over the last 5years we delivered a ~5% revenue CAGR and ~6% adjusted EPS CAGR $7,726 $9,872 2019 2024 $6.56 $8.93 2019 2024 ~6% CAGR $ Millions Revenues Adjusted EPS ~5% CAGR

5 INVESTOR DAY 2025 Quest Diagnostics We delivered a solid TSR through a volatile period We outperformed the SandP 500 healthcare index over the last several years 80.3% 75.3% DGX SandP 500 Healthcare 5-year TSR 40.1% 20.5% DGX SandP 500 Healthcare 3-year TSR 40.6% 3.8% DGX SandP 500 Healthcare 1-year TSR 2nd quartile performance 2nd decile performance 1st decile performance *Note: TSRs through 2/28/25.

We are well positioned to accelerate revenue and earnings growth

Recap of full year 2025 guidance and assumptions

2025 Revenue Guidance

$10.70B - $10.85B
+8.4% to +9.9% y-o-y

$10.78B
Midpoint
+9.1% y-o-y

2025 Adjusted EPS Guidance

$9.55 - $9.80

$9.68
Midpoint
+8.3% y-o-y

2025 Guidance Assumptions

- **~3%** organic revenue growth
- Haystack MRD™ expected to be **slightly less dilutive** versus the prior year
- **$30M** of investment to fund Project Nova and comply with FDA regulations of LDTs
- Operating margin to **expand** versus the prior year
- Net interest expense to be **~$275M**
- Tax rate is approximately **25%**
- **~114M** diluted shares outstanding

6 INVESTOR DAY 2025 Quest Diagnostics®

We have had a balanced approach to capital deployment over the last 10 years

2015-2024: Investing in our business while returning capital to shareholders



~$15.4B
Cash generated from operations & divestitures
~$8.5B
Invested
~$9.1B
Returned to shareholders
~$3.6B
Capex
~$4.9B
M&A
~$2.8B
Dividends
~$6.3B
Share repurchases
Dividend increased every year since 2011 with a 16% CAGR

~$17.6B

Note: Cash generated from operations and divestitures not equal to cash deployed, as sources of cash do not include increase in debt over this period.

7

INVESTOR DAY 2025

Quest Diagnostics

8 INVESTOR DAY 2025 Quest Diagnostics Proven track record of returning the majority of FCF to shareholders $704 $823 $923 $817 $843 $1,587 $1,830 $1,314 $864 $909 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 62% 99% 77% 72% FCF ($ millions) 76% 39% 137% 130% 68% 53% We have returned the majority of FCF to shareholders nearly every year over the last 10 years FCF: free cash flow. % of FCF returned to shareholders

9 INVESTOR DAY 2025 Quest Diagnostics We will maintain a disciplined capital deployment strategy $1.5B - $1.7B capital expenditures (~4.5% of revenue) $4.5B - $5.0B operating cash flow $3.0B - $3.3B free cash flow Expected capital deployment 2025-2027 ~$1.0B dividends ~$1.5B acquisitions ~$0.7B share repurchases Steady annual growth Drives 1%-2% revenue growth Offset option dilution Majority of FCF to shareholders

10 INVESTOR DAY 2025 Quest Diagnostics We target MandA in 3 key strategic areas Regional independent labs Capability-building assets Health system outreach labs Completed 8 acquisitions in 2024 Targeted financial criteria Accretive to adj EPS in year 1 Accretive to ROIC (at least 10%) by year 3 NY Physicians ENCO DIAGNOSTIC LABORATORY LifeLabs AllinaHealth OhioHealth University Hospitals Steward PathAI Diagnostics

11 INVESTOR DAY 2025 Quest Diagnostics Project Nova: Multi-year investment to modernize our entire order-to-cash process Unlocks a variety of streamlined benefits including: Improvements to the customer, employee, and patient experiences Operational improvements Reduced technology-related operating costs Accelerated revenue opportunities Benefits start to ramp up in 2027 Total project related costs (2025-2031): $250M - $310M ~60% capital expenditures ~40% operating costs Completion timeline: by 2032 Long-term outlook contemplates investments in Project Nova

12 INVESTOR DAY 2025 Quest Diagnostics Our long-term outlook beyond 2025 assumes steady revenue and earnings growth Total revenues 4% - 5% CAGR Includes 1% - 2% growth from new acquisitions Operating margins +75 to +150 basis points by the end of 2027 Adjusted EPS* 7% - 9% CAGR Free cash flow Free cash flow growth commensurate with earnings growth Adjusted EPS growth plus our dividend yield expected to deliver a high single-digit to low double-digit CAGR

13 INVESTOR DAY 2025 Quest Diagnostics Long-term outlook assumptions beyond 2025 Includes 1% - 2% growth from new acquisitions ~25% tax rate 3% Invigorate savings and productivity enables 40%+ contribution margin on organic growth Potential return of PAMA cuts captured in the low end of outlook Reflects investments in Project Nova ~114M shares outstanding Free cash flow growth commensurate with earnings growth Leverage: 2.5x - 3.0x gross debt to EBITDA

14 INVESTOR DAY 2025 Quest Diagnostics Key takeaways We have a consistent track record of generating profitable growth over the long term We have balanced capital deployment priorities with an expectation to return the majority of FCF to shareholders We expect to drive operating margin expansion beyond 2024 through revenue growth and our operational strategy Long-term outlook beyond 2025: 4% - 5% revenue CAGR and 7% - 9% adjusted EPS CAGR Long-term outlook contemplates investments in Project Nova to modernize our entire order-to-cash process

15 INVESTOR DAY 2025 Quest Diagnostics Note on Non-GAAP Financial Measures As used in this press release the term "reported" refers to measures under accounting principles generally accepted in the United States ("GAAP"). The term "adjusted" refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, gains and losses on investments, and excess tax benefits ("ETB") associated with stock-based compensation. The company has provided discussion of projected operating margin, which is an adjusted operating income as a percentage of net revenues, and a compound annual growth rate projection beyond 2025 of 7%-9% for adjusted diluted earnings per share ("EPS"), which are non-GAAP measures. The company is unable to present a reconciliation of adjusted operating income as a percentage of net revenues to operating income as a percentage of net revenues and adjusted diluted EPS to reported diluted EPS, the most comparable GAAP measure due to the inherent uncertainty and variability in the nature and amount of special items referenced above, and the amount of these items could be significant in any of the associated periods. The company has provided a compound annual growth rate projection beyond 2025 of 7%-9% for adjusted diluted earnings per share ("EPS"), which is a non-GAAP measure. The company is unable to present a reconciliation of adjusted diluted EPS to reported diluted EPS, the most comparable GAAP measure due to the inherent uncertainty and variability in the nature and amount of special items referenced above, and the amount of these items could be significant in any of the associated periods. Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance.

16 INVESTOR DAY 2025 Quest Diagnostics Adjusted diluted EPS from continuing operations The following table reconciles adjusted diluted earnings per share from continuing operations ("Diluted EPS") to reported results under GAAP. 2019 2024 Low High Diluted EPS - as reported $6.13 $7.69 $8.34 $8.59 Amortization of intangible assets (a) 0.61 0.84 1.05 1.05 Restructuring and integration charges (b) 0.42 0.42 0.11 0.11 Other (c) (0.50) (0.04) 0.13 0.13 Gains and losses on investments (d) 0.00 0.10 0.00 0.00 Excess tax benefits associated with stock-based compensation (0.10) (0.08) (0.08) (0.08) Diluted EPS - as adjusted $6.56 $8.93 $9.55 $9.80 Twelve months ended December 31, 2025 Twelve months ended December 31,

17 INVESTOR DAY 2025 Quest Diagnostics Adjusted diluted EPS from continuing operations (a) Income tax impacts were primarily calculated using combined statutory tax rates of 25.5%. (b) Represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. Income tax impacts were primarily calculated using combined statutory tax rates of 25.5%. (c) For the 12 months ended December 31, 2025, represents estimated pre-tax net losses of $15 million, principally associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. No income tax benefits are recorded on the losses associated with the contingent consideration accrual. For the 12 months ended December 31, 2024, includes pre-tax (gains)/losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisition and a non-recurring $8 million pre-tax gain associated with a foreign exchange forward contract utilized in conjunction with an acquisition. No income tax benefits are recorded on the losses associated with the contingent consideration accrual. For the 12 months ended December 31, 2019, primarily represents a gain associated with the sale and leaseback of a property, a gain associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, and a gain associated with an insurance claim for hurricane related losses, partially offset by costs incurred related to a data security incident and non-cash asset impairment charges. Income tax impacts were primarily calculated using combined statutory tax rates of 25.5%. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as we were able to utilize net operating loss carryforwards for which a valuation allowance had previously been established. For the gain in 2019 associated with the decrease in the fair value of the contingent consideration accruals associated with previous acquisitions, there was no net income tax expense related to acquisitions for which the gain was non-taxable. (d) Primarily represents gains and losses associated with changes in the carrying value of our strategic investments. Income tax impacts were primarily calculated using combined statutory tax rates of 25.5%.

Free cash flow The following table reconciles free cash flow to reported results under GAAP (dollars in millions). Net cash provided by operating activities Less: capital expenditures Free cash flow Twelve months ended December 31, 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025-2027 $ 967 $ 1,116 $ 1,175 $ 1,200 $ 1,243 $ 2,233 $ 1,718 $ 1,272 $ 1,334 $4,500 - $5,000 (263) (293) (252) (383) (400) (418) (403) (404) (408) (425) 1,500 - 1,700 $ 704 $ 823 $ 923 $ 817 $ 843 $ 1,587 $ 1,830 $ 1,314 $ 864 $ 909 $3,000 - $3,300 18 INVESTOR DAY 2025 Quest Diagnostics